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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 5, 2003
                                                         -----------------


                           AMERICAN VANTAGE COMPANIES
             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                       0-10061                 04-2709807
----------------------------      ----------------------     -------------------
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


        7674 WEST LAKE MEAD BLVD., LAS VEGAS, NEVADA            89128
        --------------------------------------------            -----
          (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code: (702) 227-9800
                                                            -------------

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ITEM 5. OTHER EVENTS.

         On September 5, 2003, American Care Group, Inc., a wholly-owned subsidiary of American Vantage Companies ("Company"), entered into an "Agreement for Purchase and Sale of Real Property and Escrow Instructions" (the "Agreement") with a national home building company ("Buyer"), contemplating the sale by the Company of approximately 40 acres of undeveloped land owned by the Company and located in North Las Vegas, Nevada. The Agreement provides for a $7,000,000 purchase price with the Buyer responsible for the real estate broker commission fees. The Buyer may terminate the transaction at any time prior to December 4, 2003 for any reason and on or prior to December 31, 2003 if the Buyer is unable to obtain approval of the Buyer's "tentative map" by the applicable zoning authorities.


         Upon signing the Agreement, the Buyer funded an escrow account with its initial deposit of $100,000. An additional $100,000 deposit is due on December 5, 2003. The deposits are refundable until December 31, 2003. The Company expects to recognize a pre-tax gain of approximately $3,500,000 upon consummation of this land sale transaction.

         The net proceeds are anticipated to be utilized in the Company's previously announced strategy of expanding into areas of interest in the gaming, entertainment, media and lifestyle industries through mergers or acquisitions.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

Number   Exhibit -

99.1     Press release, dated September 8, 2003  *


------------
* Filed herewith.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN VANTAGE COMPANIES




Date:  September 10, 2003              By: /s/ Anna M. Morrison
                                           -----------------------------------
                                           Anna M. Morrison,
                                           Chief Accounting Officer






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                                  EXHIBIT INDEX


Exhibit No.       Description

     99.1         Press release dated September 8, 2003